Exhibit 99.1

Hainan Manaslu Acquisition Corp. Announces Pricing of $60.0 Million Initial Public Offering

NEW YORK, Aug. 10, 2022 (GLOBE NEWSWIRE) -- Hainan Manaslu Acquisition Corp. (Nasdaq: HMACU) (“the “Company”), a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, today announced the pricing of its initial public offering (“IPO”) of 6,000,000 units at a price of $10.00 per unit. The units are expected to be listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “HMACU” beginning August 11, 2022. Each unit to be issued in the IPO will consist of one ordinary share, one redeemable warrant and one right. Each warrant entitles the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share. Each right entitles the holder thereof to receive one-tenth of one ordinary share upon the consummation of the Company’s initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares warrants and rights are expected to be traded on Nasdaq under the symbols “HMAC,” “HMACW” and “HMACR,” respectively.

Ladenburg Thalmann & Co. Inc. is acting as sole book-running manager for the IPO. The Company has granted the underwriters a 45-day option to purchase up to 900,000 additional units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities was declared effective by the SEC on August 10, 2022. The offering is being made only by means of a prospectus, copies of which may be obtained, when available,  by contacting Ladenburg Thalmann & Co. Inc., Attn: Syndicate Department, 640 Fifth Ave, 4th Floor, New York, NY 10019, or by emailing prospectus@ladenburg.com (telephone number 1-800-573-2541). Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT HAINAN MANASLU ACQUISITION CORP.

Hainan Manaslu Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement its management team’s background, and to capitalize on the ability of its management team and advisor to identify and acquire a business. However, the Company will not consummate an initial business combination with an entity or business with China operations consolidated through a variable interest entity structure.

FORWARD LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed IPO and the anticipated use of the net proceeds. No assurance can be given that the IPO will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies of the Company’s registration statement and preliminary prospectus are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

CONTACT:

Hainan Manaslu Acquisition Corp.

B3406, 34F, West Tower, Block B Guorui Building, 11 Guoxing Avenue
Haikou, Hainan Province, People’s Republic of China 570203
Wenyi Shen, CFO
Tel: +86-898-65315786
Email: woody.shen@imanaslu.com